UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2009
NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-2960 (Commission File Number)	72-1123385 (IRS Employer Identification No.)

2700 Research Forest Drive, Suite 100 The Woodlands, TX (Address of principal executive offices)	77381 (Zip Code)
Registrant’s telephone number, including area code: (281) 362-6800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensating Arrangements of Certain Officers.
     On April 20, 2009, the executive management of Newpark Resources, Inc. (the “Company”) voluntarily agreed to a ten percent (10%) reduction in their base salary for the period from May 1, 2009 until December 31, 2009 (the “Temporary Reduction Period”). Included in the group of people undertaking the salary reduction are the individuals identified in the following table which also sets forth, for each officer, their existing base salary (the “Existing Base Salary”) and their reduced base salary (the “Reduced Base Salary”).

Executive/Title	Existing Base Salary	Reduced Base Salary
Paul L. Howes, President and Chief Executive Officer	$486,000	$437,400
James E. Braun, Vice President and Chief Financial Officer	$298,920	$269,028
Bruce C. Smith, Vice President of Newpark and President of Fluids Systems and Engineering	$337,050	$303,345
Mark J. Airola, Vice President, General Counsel, Chief Administrative Officer and Secretary	$291,040	$261,936
William D. Moss, Vice President of Newpark and President of Mats and Integrated Services	$270,000	$243,000
Samuel L. Cooper, Vice President of Newpark and President of Environmental Services	$210,000	$189,000
     In connection with the temporary salary reduction, each of the executive officers listed above, with the approval of the Compensation Committee of the Company’s Board of Directors (and with respect to Mr. Howes, the independent members of the Board of Directors), entered into substantially similar amendments to their respective employment agreements (the “Amendments”) to reflect the temporary salary decrease.
     The actual salary paid in 2009 (as reduced pursuant the Amendments) will be used for purposes of determining bonuses payable to the executive management, if any, under the 2003 Executive Incentive Compensation Plan (annual cash bonus plan). Notwithstanding the temporary reduction in the base salary, for purposes of calculating any severance payment or payments upon a change in control which may become payable during the Temporary Reduction

Period in accordance with each respective employment agreement or other agreement between the Company and Messrs. Howes, Braun, Smith Airola, Moss and Cooper, such payments will continue to be based upon the Existing Base Salary. Except as modified by the respective Amendments, the employment agreements otherwise remain in effect.
     The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, copies of which are attached hereto as exhibits and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Amended and Restated Employment Agreement dated as of April 20, 2009, between Newpark Resources, Inc. and Paul L. Howes.

10.2	Amendment to Employment Agreement dated as of April 21, 2009, between Newpark Resources, Inc. and James E. Braun.

10.3	Amendment to Employment Agreement dated as of April 22, 2009, between Newpark Resources, Inc. and Bruce C. Smith.

10.4	Amendment to Employment Agreement dated as of April 22, 2009, between Newpark Resources, Inc. and Mark J. Airola.

10.5	Amendment to Employment Agreement dated as of April 23, 2009, between Newpark Resources, Inc. and William D. Moss.

10.6	Amendment to Employment Agreement dated as of April 22, 2009, between Newpark Resources, Inc. and Samuel L. Cooper.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
Dated: April 23, 2009	By:	/s/ James E. Braun
James E. Braun, Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Amended and Restated Employment Agreement dated as of April 20, 2009, between Newpark Resources, Inc. and Paul L. Howes.

10.2	Amendment to Employment Agreement dated as of April 21, 2009, between Newpark Resources, Inc. and James E. Braun.

10.3	Amendment to Employment Agreement dated as of April 22, 2009, between Newpark Resources, Inc. and Bruce C. Smith.

10.4	Amendment to Employment Agreement dated as of April 22, 2009, between Newpark Resources, Inc. and Mark J. Airola.

10.5	Amendment to Employment Agreement dated as of April 23, 2009, between Newpark Resources, Inc. and William D. Moss.

10.6	Amendment to Employment Agreement dated as of April 22, 2009, between Newpark Resources, Inc. and Samuel L. Cooper.